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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 18, 2019, relating to the consolidated and combined financial statements of Cannae Holdings Inc. and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph related to a change in accounting principle for revenue due to the adoption of FASB ASC 606, Revenue from Contracts with Customers, on January 1, 2018 using a modified retrospective method) and the effectiveness of Company's internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Las Vegas, Nevada
November 27, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM